Exhibit 99.2

Gran Tierra Energy Inc. Announces Closing of $100 Million Convertible Senior Notes Offering

CALGARY, ALBERTA—(Marketwired – April 6, 2016) - Gran Tierra Energy Inc. (“Gran Tierra”) (NYSE MKT:GTE)(TSX:GTE), today announced that it has completed its previously announced offering of $100 million aggregate principal amount of 5.0% Convertible Senior Notes due 2021 (the “Convertible Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), in the United States and pursuant to certain prospectus exemptions in Canada. Gran Tierra has also granted the initial purchasers a 30-day right to purchase up to an additional $15 million aggregate principal amount of Convertible Notes.

The Convertible Notes will pay interest semi-annually at a rate of 5.0% per annum, and will mature on April 1, 2021, unless earlier redeemed, repurchased or converted in accordance with their terms. The Convertible Notes will be convertible into shares of Gran Tierra common stock, initially at a rate of 311.4295 shares of common stock per $1,000 principal amount of Convertible Notes. This represents an initial effective conversion price of approximately $3.21 per share of common stock. The initial conversion price represents an approximately 30.0% premium to the $2.47 per share closing price of Gran Tierra’s common stock on the NYSE MKT on March 31, 2016. The Convertible Notes will be convertible at the option of the holder at any time prior to the close of business on the business day immediately preceding the maturity date. Gran Tierra will be required to offer to repurchase the Convertible Notes if a fundamental change, as defined in the indenture relating to the Convertible Notes, occurs. In addition, the conversion rate will be increased with respect to Convertible Notes converted in connection with specified fundamental change transactions.

The net proceeds from the offering were approximately $95.4 million, after deducting the initial purchasers’ discount and the offering expenses payable by Gran Tierra. Gran Tierra intends to use the net proceeds from this sale of the Convertible Notes for general corporate purposes, which may include acquisitions and/or capital expenditures.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or the shares of common stock issuable upon conversion of the Convertible Notes, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The Convertible Notes and the common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The offering was made to qualified institutional buyers pursuant to Rule 144A under the Securities Act in the United States and pursuant to certain prospectus exemptions in Canada.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to Gran Tierra’s expectations regarding the use of proceeds of the offering. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “will,” “intends” and similar expressions are intended to identify these forward-looking statements. There are a number of important factors that could cause Gran Tierra’s results to differ materially from those indicated by these forward-looking statements. Additional risks and uncertainties relating to Gran Tierra and its business can be found under the heading “Risk Factors” in Gran Tierra’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2015. Unless required by applicable law, Gran Tierra undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

Gran Tierra Energy Inc.

Gary Guidry

Chief Executive Officer

+1.403.767.6500

Gran Tierra Energy Inc.

Ryan Ellson

Chief Financial Officer

+1.403.767.6501

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